SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15 (d) of
The Securities and Exchange Act of 1934
DATE OF REPORT:
November 16, 2006
(Date of Earliest Event Reported)
MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

1-9047 (Commission File Number)	04-2870273 (I.R.S. Employer Identification No.)
INDEPENDENT BANK CORP.
288 UNION ST., ROCKLAND, MA
 (Address of Principal Executive Offices)
02370
(Zip Code)
NOT APPLICABLE
(Former Address of Principal Executive Offices)
(Zip Code)
781-878-6100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.05(a) AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS
On November 16, 2006 the Boards of Directors of Independent Bank Corp. and its wholly-owned subsidiary Rockland Trust Company unanimously approved revisions to the Independent Bank Corp. and Rockland Trust Company Code of Ethics. The revised Code of Ethics is attached hereto as Exhibit 99.1.
The Code of Ethics was revised in accordance with general regulatory guidance issued by the Federal Deposit Insurance Corporation to the banking industry and to update some provisions in accordance with organization-specific changes that have occurred since the Code of Ethics was last updated in 2004. While Independent Bank Corp. (the “Company”) considers the revisions to be technical, administrative and non-substantive in nature, the Code of Ethics applies to all directors, officers, employees, attorneys, and agents of the Company, Rockland Trust Company, and any of their affiliated companies. The revisions to the Code of Ethics therefore also apply to the Company’s principal executive officer, principal financial officer, and principal accounting officer or controller.
ITEM 7.01 REGULATION FD DISCLOSURE
On November 21, 2006 Independent Bank Corp. announced by press release its redemption of the Trust Preferred Securities of Independent Capital Trust III. A copy of the press release is attached hereto as Exhibit 99.2.

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

INDEPENDENT BANK CORP.
DATE: November 21, 2006	/s/ Denis K. Sheahan
DENIS K. SHEAHAN
CHIEF FINANCIAL OFFICER